UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  January 22, 2016

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

322 Nancy Lynn Lane, Suite 7, Knoxville, TN 37919
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(917) 796-9926
(REGISTRANT’S TELEPHONE NUMBER)
__________________________________________________________________________________________ (FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM  8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Shaw Appointment

    On January 22, 2016, Breathe Ecig Corp., a Nevada corporation (the “Company”), appointed Seth M. Shaw as the Chairman of the Board of Directors (the “Board”) and its new Chief Executive Officer and Chief Financial Officer..

    Mr. Shaw, age 36, started his career at American International Group (AIG) Global Investment Group, and furthered his growth capital experience working at Harvest Capital Management,  Manhattan-based hedge fund. In 2005, he founded Novastar Resources Ltd, a natural resources exploration company focused on the exploration and acquisition of mineral properties containing the element thorium. During this period, Mr. Shaw secured more than $17 million in financing from top tier institutional investors and was an integral stakeholder in the completion of the merger between Novastar Resources and Thorium Power. During this period, he held the position of Director of Strategic Planning until mid-2007. Subsequently, the company changed its name to Lightbridge Inc. and currently trades on the NASDAQ (NASDAQ: LTBR). Following the merger, Mr. Shaw has assisted several other companies in securing value added capital from institutional investors as well as providing management consulting. Among those, Mr. Shaw was instrumental in securing $12,000,000 from Tudor Investment Corp. for NASDAQ listed flat panel display developer Uni-Pixel Inc. (NASDAQ:  UNXL). In addition, Mr. Shaw served as the founding CFO of Los Angeles based Biotech firm Physician Therapeutics LLC (“PTL”) in 2004. Subsequently PTL merged with Targeted Medical Pharma (“TMP”) (OTCQB: TRGM).

    Mr. Shaw also continues to serve as a member of the Board of Directors and Chief Executive Officer of Tauriga Sciences, Inc. (OTCBB:  TAUG) (“Tauriga”), positions he has held since July 9, 2015.  Additionally, Mr. Shaw had previously served as the Chief Exeuctive Officer and as a member of the Board of Directors of Tauriga from August 22, 2012 through February 26, 2014.

    Mr. Shaw graduated from Cornell University in 2001 with a bachelor's degree in Policy Analysis Management and a concentration in Econometrics.

Family Relationships

    There are no family relationships between any of the Company’s directors or officers and Mr. Shaw.

Related Party Transactions

    There are no related party transactions with respect to Mr. Shaw reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

    The Company has not yet entered into any compensatory agreements or plan with Mr. Shaw with respect his new appointment as the Company’s Chief Executive Officer, Chief Financial Officer and member of the Board. The Company will announce the terms of any compensatory plans when such plans are adopted.

    As of the date of the filing of this Current Report on Form 8-K (this “Form 8-K”), Mr. Shaw owns 3,250,000 shares of the Company’s common stock.  All such shares are “restricted securities” as defined by the Securities Act of 1933, as amended.

Resignation

    On January 22, 2016 and simulatenous with the appointment of Mr. Shaw discussed above, Joshua Kimmel submitted his resignation as a member of the Board of the Company and as the Company’s Chief Executive Officer and Chief Financial Officer.    Mr. Kimmel did not hold any positions on any committees of the Board at the time of his resignation.  The resignation was not the result of any disagreements with the Company.  A copy of Mr. Kimmel’s resignation letter is attached as Exhibit 99.1 to this Form 8-K.

    Additionally, Anthony Danieli has resigned as a member of the Board of the Company effective as of November 24, 2015.    Mr. Danieli did not hold any positions on any committees of the Board at the time of his resignation.  The resignation was not the result of any disagreements with the Company. A copy of Mr. Danieli’s resignation letter is attached as Exhibit 99.2 to this Form 8-K.

    As of January 22, 2016, Mr. Shaw is the sole member of the Board.  However, the Company does intend to appoint an additional two members to the Board in the near-tem.

    A copy of the press release issued on January 25, 2016 by the Company regarding the mangagement changes is attached hereto as Exhibit 99.3 to this Form 8-K..

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Letter of resignation of Mr. Kimmel.
99.2*	Letter of resignation of Mr. Danieli.
99.3*	Press release dated January 25, 2016.
__________
*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2016

BREATHE ECIG CORP. /s/ Seth M. Shaw By: Chief Executive Officer